UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 620-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Basic Energy Services, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 23, 2012 in Midland, Texas (the “Annual Meeting”):

(1)	to elect two Class I directors to serve until the annual meeting of stockholders in 2015;

(2)	to approve an advisory vote on executive compensation as disclosed in the Company’s proxy statement for the Annual Meeting; and

(3)	to approve the ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2012.

A total of 35,951,153 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 83% of the outstanding shares of the Company’s common stock as of April 9, 2012, the record date for the Annual Meeting.

Proposal 1: Director nominees were elected at the Annual Meeting based on the following vote tabulation:

	Votes “For”	Votes “Withheld”	Broker Non-Votes
Sylvester P. Johnson, IV	28,155,311	3,096,241	4,699,601
Steven A. Webster	28,340,902	2,910,650	4,699,601

Proposal 2: The advisory vote on executive compensation as disclosed in the proxy statement was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
30,584,719	637,495	29,338	4,699,601

Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2012 was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
35,777,699	136,316	37,138	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: May 23, 2012	By:	/s/ Alan Krenek

	Name:	Alan Krenek
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary